EXHIBIT 99.1

CONTACT:
Harold Zagunis/Nicole Klock
FOR IMMEDIATE RELEASE	Redwood Trust, Inc.
Thursday, January 29, 2004	(415) 389-7373

REDWOOD TRUST, INC. ANNOUNCES DIVIDEND TAX INFORMATION FOR 2003

Mill Valley, CA January 29, 2004 Redwood Trust, Inc. (NYSE: RWT), a financial institution that invests in real estate loans, today announced tax information regarding its dividend distributions for the year 2003.

Shareholders should check the tax statements they receive from brokerage firms to make sure the Redwood dividend information reported in those statements conforms to the information reported here. Furthermore, shareholders should consult their tax advisors to determine the taxes that should be paid on Redwood dividend income.

Under the tax rules applicable to real estate investment trusts (REITs), both the $0.63 per share fourth quarter 2002 regular common stock dividend and the $0.125 per share fourth quarter 2002 special common stock dividend with record dates of December 31, 2002 and payment dates of January 21, 2003 were reportable on shareholders’ 2002 tax returns.

All of the other common stock dividends paid during 2003 are reportable on shareholders’ 2003 tax returns. In addition, the $0.65 per share fourth quarter 2003 common stock dividend with a record date of December 31, 2003 that was paid on January 21, 2004 is also reportable on shareholders’ 2003 tax returns.

For the tax year 2003, Redwood paid a total of $7.35 per share of common stock dividends. Under the tax rules applicable to REITs, Redwood’s 2003 dividends can be characterized as follows:

•	65.895347% ordinary income ($4.843308 per share)

•	2.346966% pre-5/6/03 long-term capital gains income ($0.172502 per share)

•	31.757687% post-5/5/03 long-term capital gains income ($2.334190 per share)

Redwood’s 2003 long-term capital gains income is largely attributable to certain residential credit-enhancement securities that were called during the year. In effect, Redwood sold these securities for a profit when they were called, and thus earned long-term capital gains income. When Redwood distributes this income as dividends, shareholders are taxed on this portion of their dividends at capital gains rates, which may be lower than their tax rates on ordinary income.

Under the Jobs and Growth Relief Reconciliation Tax Act of 2003, capital gains earned by Redwood during 2003 are characterized for tax purposes as “pre-5/6/03” and “post-5/5/03” income, with post-5/5/03 long-term capital gains income potentially eligible for the lower capital gains tax rates enacted under such legislation.

As a REIT, Redwood’s dividends are generally not eligible for the other rate reductions enacted for certain types of dividend income under the Jobs and Growth Relief Reconciliation Tax Act of 2003. Thus, the portion of Redwood’s dividends that are characterized as ordinary income generally will be taxed at full ordinary income rates.

The tables below give more detailed tax information for each of Redwood’s common and preferred stock dividends for 2003.

Common Stock (CUSIPs 758075 40 2 and 758075 10 5)

							Long Term
							Capital Gains
				Total
Dividend	Declaration	Record	Payable	Distrib	Ordinary	Return of	Pre-	Post-	#Of	Total $
Type	Dates	Dates	Dates	Per Share	Income	Capital	5/6/2003	5/5/2003	Shares	Paid

Regular	3/21/2003	3/31/2003	4/21/20023	$0.65	$0.428320	$0.000000	$0.015255	$0.206425	16,604,910	$10,793,192
Regular	5/9/2003	6/30/2003	7/21/2003	$0.65	$0.428320	$0.000000	$0.015255	$0.206425	17,820,856	$11,583,556
Regular	8/8/2003	9/30/2003	10/21/2003	$0.65	$0.428320	$0.000000	$0.015255	$0.206425	18,468,138	$12,004,289
Special	11/10/2003	11/28/2003	12/5/2003	$4.75	$3.130028	$0.000000	$0.111482	$1.508490	18,943,709	$89,982,616
Regular	11/10/2003	12/31/2003	1/21/2004	$0.65	$0.428320	$0.000000	$0.015255	$0.206425	19,062,983	$12,390,939

			Total	$7.35	$4.843308	$0.000000	$0.172502	$2.334190		$136,754,592

Preferred Stock (CUSIP 758075 60 0)

						Long Term
			Total			Capital Gains
Declaration	Record	Payable	Distrib	Ordinary	Return of			#Of	Total $
Dates	Dates	Dates	Per Share	Income	Capital	Pre-5/6/2003	Post-5/5/2003	Shares	Paid

3/21/2003	3/31/2003	4/21/2003	$0.755	$0.497510	$0.00	$0.017720	$0.239770	902,068	$681,061

		Total	$0.755	$0.497510	$0.00	$0.017720	$0.239770		$681,061

For shareholders that are corporations, Redwood’s dividends are not generally eligible for the corporate dividends-received deduction.

No portion of Redwood’s 2003 dividends consisted of “excess inclusion” income subject to the specialized tax reporting and other rules applicable to such income.

This information is available on our website at www.redwoodtrust.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the federal securities laws that inherently include certain risks and uncertainties. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, among other things, changes in interest rates on our mortgage assets and borrowings, changes in prepayment rates on our mortgage assets, general economic conditions, particularly as they affect the price of mortgage assets and the credit status of borrowers, and the level of liquidity in the capital markets, as it affects our ability to finance our mortgage asset portfolio, and other risk factors outlined in the Company’s 2002 Annual Report on Form 10-K (available on the Company’s Web site or by request to the Contacts listed above). Other factors not presently identified may also cause actual results to differ. No one should assume that results or trends projected in or contemplated by the forward-looking statements included above will prove to be accurate in the future. We will revise our outlook from time to time and frequently will not disclose such revisions publicly.

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